Exhibit 3.15

Holm dit OffiN cf ltrZittSS NICIINY :17191 EMI ' A iti'a4r .t.Cilitkild_. MN:\ India MR BIN RA K. IMOANTAKE .3i1J1r. L DJ Setni.-iry of SUi .5_41ir yr.;iiii: Fik: LI .:20211klorth E r n sh.crinkin,a, :10114,211211.1.610.1117.1 AN ' ..Lintk-r Ill P26ai Carsorn. City, Mayan. /1571:11-421)1 (77p M t-AM www_riirsos.gor Profit Corporation: Certificate of Amendment FurmAt.PIT 7.1) NPS .91.1. M ,1 Certificate to Accompany Restated Articles or Amended and Restated Articles Ti rd;113711,020 Officer's Statement J.03111 TYPE 121FL PRINT • USE DARK INK EMILY - NAT 1•641L11:11-11 . Emily irrronnatton: Noma or pnfiry as on rk Aim lho Nevada Secretary o7 Slate: Uonlive Gurporetion E M I Dr Nekracla Business hient.Malien Number (NVIrrr NV1913t11122378 Ftegtatell ur Ciptilk-at Auomzeny 1t-6-61ateri MOE* or fyrnencle41 and Restated Arhelea Aniiindled and Reslatadromdes - hD armendrnunle; EIPItonlEa are restated onlyr ari.1 aPa a:grictl b) art Resisted Articlls; emu' of The cDrporeelize v&D Ma been authorised h cuil2 khe kry ( W ed-aril.; reinhilitin cf the lotio M. of clh'etlors ariziol•ed L-Irr ThctNE.ficW•ccercr-Ily $cr* firth khc tact of the eitcs flr cerlificatc as arneccleJ ilridaliriq nett. Dzwriplee thc detc ErFfFiD r.crh•Ec-nc• 'memo. 1.2 5. 5 aft! 6) Amendoi and Resisted Articles • Rosiabad nrilanonda:1 and kiair.ialnelArtains rriwri iren.riar wail IVA him . Type ell CliiliCak of Amenrirrwril. lO.AfEcs rf InvrporaiiD:ri (rkursuan4 ia hiFt8 a.3ea - Bertre Ainerithieril Fling Issuance of Stodcl. Eeirka Completed; Mr; timdersigned declare That they cansbNice el least two-thirds ar lhe (Sakck •ilOflly bt.N) Following {IIywrcfng,pry,idit cinly cro EDX:i inoorperob3l3 boerd cif dire21.019 eeol . 52r:1 The• inideluifired rk-rAtre ihatto the dace car,511uate, I•D egidt df ihe D3rpargior. has Even issuad c. [;ellihe teaFAriendrnentto Arliclee of Incorixwallork 1:Puretiant ta• MIS 78.3B5 sra d ?Ain -After Issuamp or Stogki "Flie Ox#1.1-411cleirs !whi'!Eha m iI lhe heel LCI exer_aue .1fiall #I rnajanly LA N ..ittifis) Krier, ur ouch Feeler PrDpall.C41 of tFre voting power as rr-71; be nE141.14.11 the rye era "Wetly .1;' SEN. Or Secin. args rrisy te required lye prinitNxIN ter lliph 131 eg2rloarennalkin'haire wo5sci in Fanpx of tho ainend-necrl is: 24.31 DIECer$ galcrineht O'Cireign qualkd cntiljc onlsr} Pn TiarYie Male, d ung a ninclelleii iri Reirgitla. Jurisdicliori of fomiotion. Changes to take9 the f 011E4011g Elea CTIZAy name r IL* DEPEn EinierAml. LIS9DIalion rte pa n ne Ot the enbty has been. amended. !Likirgig Tht.mittorizrri OWL% [Wm tem anneinded. Carnier91Dil (:thar. (apacifir iltianges] Llaternent rnmatherll.trniHed1 iIh ei'clier a corlicd copy do: a midi:aid nyicinrzing. &ling tif am/ dommerri, amendatory o: alherwise, reladrg tc brie anginal .-,•-hromit ihn• ritana nl oneirolloroi crealion. Thi*fonm must bra exampanled apperprIale Fees. 101'2 R.:141W i1nin5 kileittETARA or;goli witie Secrobry. eflittate 2.1:1 Welk Gorgon Street C2 rum Cliy.hlaysirLit SA715142111 (Y7S1 ituktriag grortre.ontirs.yin Profit Corporation: Certificate of Amendment :1'...1r-CALIAN: 10 hIRS 797.E118.78.1M179 rani Certificate to Accompany Restated Articles or Amended and Restate-d Articles ?PURSUANT TO IWIS 7.114rq Officer's Statement (PL11151.11.41C TD NIPS 61).030) . Effective fete and 'fen& Tine: laptcm21:, (moot not be Mei Wen GO dare enter 1hr ceiinaor ;o nod) . Information Being Changes lo1oFtes the M ining elect Changed: ?Dorneserr. zarpnrAtlang The witty iksrne Inas. been OVrieildeti. The regisliered agent hag bean chsnged. (attach Cerlilkate df Arceptonce iwn pew registarod as?ont} The purpose of the eeility red,teen amended. The authorizgcl sham* have IPSICH1 ernerptlece. &odors, managers of w erel porineis hkrve bueri ornenled, IR S iex lenguage irso been galcd. AriicIc have been added have been delry.irEl M ar. The iirtiCiee have been an-fended as hollows: (prakrlde eructs numbers if awilebto) .0013.1501:11,U54 CORM11:19 vtcck, $ 0111 pie wilSja per el-ale ionlarh additional paga(s; it Nteanorj) Sr Signature! (Fraciulredt PPOSICISITT -4 Stint:Ere erFOFFicororAuitionored Signer Trite r of Miter Err Aulfoxized Signor Title 'II any popcsixl amendment 'mud otter- or change any Kiirenenos 1:11 Ittly teltilive or crihur rgrit Omni& err dkl9H cr MIMI of outran:Mg share% Olen the ommenirnorrt must b4 oppnypied by P* vete, in :kihjon to Inc athrniallop ypg 13.111srorkie re re af *Po hthdens ci sherd repreaerehog Mgjortir of ttr wiling pcoror ctiaanh ar *Ogg affected by the ornandmonl naaordkum to irrilkoi:wro or rem-Iridium on the wring rIcroF11-Areat Plegget rIthrele requirad or optional Infordnelli in apace .1211Riallr. pegeis) H necesoxy; tOrTh nitf accarriperied by 2pproptigto teng_ NO. 4:f Frami